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                       COMPANY:  WORLD OF SCIENCE, INC.
                                 TICKER: WOSI
                                EXCHANGE:  NMS

                               FORM-TYPE:  10-K
      Exhibit 11.  Statement re Computation of Per Share Earnings (Loss)


                         FILING-DATE:  April 28, 2000

                                 Exhibit 11.1

                            WORLD OF SCIENCE, INC.
                  COMPUTATION OF PER SHARE NET INCOME (LOSS)
                     (In thousands, except per share data)

                                                                                Year  Ended
                                                                                -----------

                                                        January 29, 2000        January 30, 1999      January 31, 1998
                                                        ----------------        ----------------      ----------------
Basic Earnings (Loss) Per Share:

Net earnings (loss)                                           $(2,502)                  $1,520               $1,760
                                                              -------                   ------               ------

Weighted average common shares outstanding                      4,749                    4,947                4,362

Basic earnings (loss) per share                               $ (0.53)                  $ 0.31               $ 0.40
                                                              =======                   ======               ======
Diluted Earnings (Loss) Per Share:

Net earnings (loss)                                           $(2,502)                  $1,520               $1,760
                                                              -------                   ------               ------
Weighted average common shares outstanding                      4,749                    4,947                4,362

Dilutive effect of outstanding stock options                        0                       17                   83
                                                              -------                   ------               ------
                                                                4,749                    4,964                4,445

Diluted earnings (loss) per share                             $ (0.53)                  $ 0.31               $ 0.40
                                                              =======                   ======               ======